Exhibit 23.1

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

February 13, 2013

Prospect Global Resources Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

Attention: Wayne Rich

Dear Wayne,

North Rim Exploration Ltd. hereby consents to being named in the Quarterly Report on Form 10-Q being filed by Prospect Global Resources Inc. on or about February 13, 2013.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett
Tabetha Stirrett, P. Geo.
Project Geologist